UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A/A

AMENDMENT NO. 1
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
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DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	73-1356520
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
5330 East 31st Street Tulsa, Oklahoma 74135 (Address of Principal Executive Offices)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series A Junior Participating Preferred Stock	New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

This Amendment No. 1 to Form 8-A amends and supplements the Form 8-A originally filed by Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), on May 18, 2011 (the “Form 8-A”). Unless otherwise indicated, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Form 8-A.

ITEM 1.	DESCRIPTION OF SECURITIES TO BE REGISTERED

On February 17, 2012, the Board approved and the Company entered into an amendment (the “Amendment”) to the Company’s existing Rights Agreement, dated as of May 18, 2011, by and between the Company and Computershare Trust Company, N.A., as the Rights Agent (the “Rights Agreement”), to extend the Final Expiration Date (as used therein) to the second anniversary of the Record Date.  As extended the Final Expiration Date will be May 30, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 2 and incorporated herein by this reference.

ITEM 2.	EXHIBITS

Exhibit 1
Rights Agreement, dated as of May 18, 2011, between Dollar Thrifty Automotive Group, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificate as Exhibit A and the Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit C (previously filed as Exhibit 1 to Dollar Thrifty Automotive Group’s Registration Statement on Form 8-A filed on May 18, 2011)

Exhibit 2	First Amendment to Rights Agreement, dated as of February 17, 2012, by and between Dollar Thrifty Automotive Group, Inc. and Computershare Trust Company, N.A., as Rights Agent

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

February 21, 2012	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President, Chief Financial
Officer and Principal Financial Officer

EXHIBIT LIST

1.
Rights Agreement, dated as of May 18, 2011, between Dollar Thrifty Automotive Group, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificate as Exhibit A and the Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit C (previously filed as Exhibit 1 to Dollar Thrifty Automotive Group’s Registration Statement on Form 8-A filed on May 18, 2011)

2.	First Amendment to Rights Agreement, dated as of February 17, 2012, by and between Dollar Thrifty Automotive Group, Inc. and Computershare Trust Company, N.A., as Rights Agent